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                                                                    EXHIBIT 24.5

                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
United Asset Management Corporation:

     We consent to the use of our audit report dated March 11, 1994 relating to the balance sheet of Provident Investment Counsel, Inc. (an S corporation) as of December 31, 1993 and the related statements of income, and stockholders' equity and cash flows for the year then ended, incorporated by reference in the registration statement of United Asset Management Corporation on Form S-3 dated December 22, 1994 and to the reference to our firm under the heading "Experts" in the prospectus.


/s/ Horsfall, Murphy & Pindroh

Pasadena, California
December 22, 1994